ARTICLES OF INCORPORATION
                                       OF
                         COMLINK COMMUNICATIONS COMPANY

Filed # C27944-03
November 12, 2003

The undersigned proposes to form a corporation under the laws of the State of Nevada, relating to private corporations, and to that end hereby adopts articles of incorporation as follows:

1. Name of Corporation:           COMLINK COMMUNICATIONS COMPANY

2. Resident Agent
   Name and Street
   Address:                       State Agent and Transfer Syndicate, Inc.
                                  202 North Curry Street, Suite 100
                                  Carson City, Nevada 89703-4121
3. Shares:                        Number of shares with par value: 75,000,000
                                  Par value: .001
4. Name &
   Address
   of Board of
   Directors/Trustees:            Daniel Brailey
                                  PO Box 4004
                                  Spokane, WA 99220

5. Purpose:

6. Name, Address
   and Signature of
   Incorporator.                  Bridgette Deboer
                                  /s/ Bridgette Deboer
                                  202 North Curry Street, Suite 100
                                  Carson City, NV 89703-4121
7. Certificate of
   Acceptance of
   Appointment of
   Resident Agent:                I hereby accept appointment as Resident Agent
                                  for the above named corporation.

                                  /s/ Bridgette Deboer     11/12/03




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                                 ADDENDUM TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                         COMLINK COMMUNICATIONS COMPANY

                                 PARAGRAPH THREE
                                     SHARES

The amount of the total authorized capital stock of this corporation is $75,000 as 75,000,000 shares each with par value of one mill ($.001). Such shares are non-assessable.

In any election participated in by the shareholders, each shareholder shall have one vote for each share of stock he owns, either in person or by proxy as provided by law. Cumulative voting shall not prevail in any election by the shareholders of this corporation.

                                 PARAGRAPH EIGHT
                         ELIMINATING PERSONAL LIABILITY

Officers and directors shall have no personal liability to the corporation or its stockholders for damages for breach of fiduciary duty as an officer or director. This provision does not eliminate or limit the liability of an officer or director for acts or omissions which involve intentional misconduct, fraud, or a knowing violation of law or the payment of distributions in violation of NRS 78.300.

                                 PARAGRAPH NINE
                     AMENDMENT OF ARTICLES OF INCORPORATION

The articles of incorporation of the corporation may be amended from time to time by the majority vote of all shareholders voting by written ballot in person or by proxy held at any general or special meeting of shareholders upon lawful notice.